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Exhibit 10.7

CONSULTING AGREEMENT dated as of May 5, 2003 (this "Agreement") between (i) TELEX COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and (ii) Ned Jackson ("Consultant").

                                   Witnesseth:

Whereas, the Company desires to receive business advice from time to time from Consultant, and Consultant desires to provide such services to the Company.

Now, therefore, the Company and Consultant hereby agree as follows

1. Engagement. The Company hereby engages Consultant as a consultant, and Consultant hereby agrees to provide business advice to the Company from time to time as requested by the Company, all on the terms and subject to the conditions set forth below.

2.   Services.

     Consultant hereby agrees during the term of this Agreement to assist, advise and consult with the management of the Company and its subsidiaries in such manner and on such business matters as may be reasonably requested from time to time by the Company including participation in quarterly business reviews with the CEO to effect a smooth transition.

3. Fee. In consideration of providing services during the term of this Agreement, the Company shall pay to Consultant a monthly fee of $30,000, for a twelve-month period beginning May 5, 2003.

4. Payment of Expenses. The Company will also reimburse Consultant promptly for Consultant's reasonable out-of-pocket expenses incurred by Consultant in accordance with policies approved from time to time by the Company and in connection with the performance of Consultant's duties hereunder.

5.   Term.

     (a) This Agreement shall be in effect beginning May 5, 2003 and shall automatically terminate on April 30, 2004.

     (b) Upon any termination of this Agreement, any unpaid and unreimbursed expenses that shall have been incurred prior to such termination (whether or not such Expenses shall then have become payable), shall be immediately paid or reimbursed, as the case may be, by the Company.

6. Independent Contractor Status. The parties agree that Consultant shall perform services hereunder as an independent contractor, retaining control over and responsibility for his own operations. Consultant shall not, solely by virtue of this Agreement or the arrangements hereunder, be considered an employee or agent of the Company nor shall he have authority to contract in the name of the Company.

7. Binding Effect: Assignment. This Agreement is not assignable by either party without the prior written consent of the other party, which consent shall be granted in such other party's sole discretion.

8. Non-Disclosure. Consultant shall not at any time after the date hereof divulge, provide, or make accessible to anyone, other than in connection with the business of the Company, any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements,


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     formulae, plans, materials, devices, materials, or ideas or other know-how, whether patentable or not, with respect to any confidential or secret aspects of the Company's business (including without limitation customer lists, supplier lists and pricing arrangements with customers or suppliers or any similar lists, arrangements or understandings, marketing plans, sales plans, manufacturing plans, management organization information, data and other information relating to members of the Board of Directors of the Company or its affiliates, or its or their management), operating policies or manuals, business plans, financial records, packaging designs or other financial, commercial, business or technical information relating to the Company or any of its subsidiaries, or information designed as confidential or proprietary that the Company or any of its subsidiaries may receive belonging to suppliers, customers or others who do business with the Company or any of its subsidiaries (collectively, "Confidential Information"); provided, however, that Consultant may disclose such information (i) at the request of any governmental regulatory authority or in connection with an examination of Consultant by any such authority, (ii) pursuant to subpoena or other court process, (iii) when required to do so in accordance with the provisions of any applicable law or regulation, or
     (iv) if such information has otherwise been made generally available to the public other than by reason of Consultant's breach of this paragraph 8.
     Upon the expiration of the Agreement, Consultant shall promptly deliver to the Company all property relating to the business of the Company, including all Confidential Information, and all copies thereof that are in the possession or control of Consultant.

9. Inventions. Consultant shall promptly disclose to the Company all processes, trademarks inventions improvements and discoveries related to the business of the Company (collectively, "Developments") conceived or developed by him or with others during the Term of Agreement, if such Developments were conceived or developed during the course of Consultant performing services for the Company or through the use of the Company's resources. All such Developments shall be the sole and exclusive property of the Company. Consultant, upon the request of and at the Company's expense, shall assist the Company in obtaining patents thereon and execute all documents and other instruments necessary or proper to obtain letters patent, including assignments to the Company of any invention, and to vest the Company with full title thereto.

10. Covenant Not to Compete. During Consultant's assignment with the Company or any of its subsidiaries or affiliates, Consultant agrees that he shall not compete, directly or indirectly, with the business conducted by the Company or any of its subsidiaries, whether as an employee, director, agent, principal, consultant, stockholder or limited partner owning more than 5% of any class of securities or equity of a corporation, association or partnership, or by maintaining any other type of interest in or affiliation with or providing any assistance whatsoever to, any other person, firm, corporation or entity which at the time of Consultant's affiliation therewith is in direct competition with any facet of the business then being conducted by the Company or any of its subsidiaries.

11. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the law of the State of Minnesota regardless of the law that might be applied under principles of conflicts of laws. The parties agree that any disputes arising under this Agreement shall be brought before a court of competent jurisdiction sitting in Minnesota.

12. Entire Agreement. This Agreement contains the complete and entire understanding and agreement of each party hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, in respect of the subject matter hereof.

13. Amendment: Waivers. No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, supplement, discharge or waiver is


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     sought, and acknowledged by the other party. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity or otherwise.

                                      * * *

In witness whereof, the parties have duly executed this Agreement as of the date first above written.


TELEX COMMUNICATIONS, INC.                         CONSULTANT:

By:   /s/ Edgar S. Woolard                          By: /s/ Ned Jackson
    ----------------------                              ---------------
         Edgar S. Woolard                                   Ned Jackson
         Chairman of the Board